UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2013

Assisted Living Concepts, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-13498	93-1148702
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin 53051

(Address of Principal Executive Offices) (Zip Code)

(262) 257-8888

(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2013, Assisted Living Concepts, Inc. (the “Company”) and its subsidiaries Texas ALC Partners, L.P. and ALC Properties, Inc. entered into a letter agreement (the “Letter Agreement”) with Red Mortgage Capital, LLC (“Red Cap”) regarding the Multifamily Mortgage Note (the “Note”), dated December 29, 2003, that was executed by Texas ALC Partners, L.P. and ALC Properties, Inc. and is payable to the order of Red Cap (formerly known as Red Mortgage Capital, Inc.).

Pursuant to the Letter Agreement, the parties agreed to extend the date by which the Company is required to prepay the Note in respect of one of the mortgage loans thereunder from June 30, 2013 to the earlier of (a) the closing date of the merger of Aid Merger Sub, LLC (“Merger Sub”) with and into the Company pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 25, 2013, among the Company, Aid Holdings, LLC and Merger Sub and (b) September 30, 2013. The amount of such prepayment is approximately $2.1 million.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements made herein that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “continuing”, “believe” or “project”, or the negative of those words or other comparable words. Any forward-looking statements included herein are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are not a guarantee of future performance and are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ from those projected in such forward-looking statements. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions contemplated by the Merger Agreement; the ability to obtain regulatory approvals of the transactions contemplated by the Merger Agreement on the proposed terms and schedule; the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the Merger Agreement; the ability of the parties to satisfy the conditions to closing of the transactions contemplated by the Merger Agreement; the risk that the transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 14, 2013, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in other of the Company’s filings with the SEC; and general industry and economic conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following document is furnished herewith as an exhibit to this report:

Exhibit No.	Description

10.1	Letter Agreement regarding the Multifamily Mortgage Note, dated as of June 10, 2013, by and among Red Mortgage Capital, LLC, Texas ALC Partners, L.P., ALC Properties, Inc. and Assisted Living Concepts, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSISTED LIVING CONCEPTS, INC.

By:	/s/ John Buono
Name: John Buono
Title: Senior Vice President, Chief Financial Officer & Treasurer

Date: June 13, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement regarding the Multifamily Mortgage Note, dated as of June 10, 2013, by and among Red Mortgage Capital, LLC, Texas ALC Partners, L.P., ALC Properties, Inc. and Assisted Living Concepts, Inc.